NOVATION OF TRANSFER AGENCY AND SERVICE AGREEMENT

THIS NOVATION (“Novation Agreement”) made this 5th day of September, 2014 by and among Boston Financial Data Services, Inc. (“BFDS”), Pacific Investment Management Company LLC (“PIMCO”) and Allianz Global Investors Fund Management LLC (“AGIFM”), as acknowledged and agreed to by PIMCO Managed Accounts Trust (formerly, AllianzGI Managed Accounts Trust) (the “Trust”).

WHEREAS, reference is made to that Transfer Agency and Service Agreement, dated February 28, 2012, among BFDS and AGIFM, as amended through the date hereof (the “TA Agreement”) (capitalized terms used in this Novation Agreement and not otherwise defined herein shall have the meanings given to them in the TA Agreement);

WHEREAS, AGIFM and its predecessors have served as administrator for the Trust and its Portfolios pursuant to an Administration Agreement with the Trust, originally dated March 15, 2000, as amended and restated through the date hereof (the “Allianz Administration Agreement”), pursuant to which AGIFM was responsible, at its expense, for providing all organizational, administrative and other services reasonably necessary for the operation of the Trust, including transfer agency services and dividend disbursing services;

WHEREAS, as of the close of business on September 5, 2014 (the “Effective Date”) PIMCO serves as administrator for the Trust and its Portfolios pursuant to an Administration and Supervision Agreement with the Trust dated September 5, 2014 (the “PIMCO Administration Agreement”), pursuant to which PIMCO is responsible, at its expense, for providing or causing to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Trust, including those provided by a transfer agent and by a dividend disbursing agent;

WHEREAS, following the Effective Date, AGIFM is no longer responsible for the procurement of transfer agency and dividend disbursement services for the Trust, which responsibility now belongs to PIMCO under the PIMCO Administration Agreement;

WHEREAS, AGIFM, PIMCO, and BFDS now wish to enter into this Novation Agreement for the purposes of novating and transferring to PIMCO all of AGIFM’s rights, title and interests and duties, liabilities and obligations under the TA Agreement, for all purposes as of the Effective Date, with effect as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, PIMCO, AGIFM, and BFDS hereby agree as follows:

I.	Novation

Subject to the terms and conditions contained herein, (i) AGIFM hereby irrevocably novates and transfers to PIMCO all of AGIFM’s rights, title and interests and duties, liabilities and obligations under the TA Agreement, for all purposes as of the Effective Date (the “Novation”), (ii) PIMCO hereby irrevocably accepts such rights, title and interests and assumes such duties, liabilities and obligations from AGIFM under the TA Agreement, for all purposes as of the Effective Date, (iii) BFDS hereby consents to such Novation for all purposes, and (iv) BFDS hereby irrevocably releases AGIFM from all of its duties, liabilities and obligations under the TA Agreement, arising on and after the Effective Date.

II.	Other

A.	This Novation Agreement may not be assigned or amended by any party without the consent of the other parties.

B.	This Novation Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

C.

All notices and other communications as required or permitted to be sent to PIMCO under the TA Agreement or this Novation Agreement shall be in writing sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which PIMCO shall have notified BFDS

Pacific Investment Management Company LLC

1633 Broadway, 44th Floor

New York, NY 10019

Attention: Vadim Avdeychik

vadim.avdeychik@pimco.com

IN WITNESS WHEREOF, the undersigned has caused this Novation Agreement to be executed as of the date first above written.

ALLIANZ GLOBAL INVESTORS

FUND MANAGEMENT LLC

By:
Title:

BOSTON FINANCIAL DATA SERVICES, INC.

By:
Title:

PACIFIC INVESTMENT MANAGEMENT

COMPANY LLC

By:
Title:

As acknowledged and agreed as of the date first written above by:

PIMCO MANAGED ACCOUNTS TRUST

By:
Title:

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